Exhibit 99.1

NORTHSTAR REALTY EUROPE
ANNOUNCES SECOND QUARTER 2016 RESULTS

NEW YORK, August 5, 2016 -- NorthStar Realty Europe Corp. (NYSE: NRE) (“NorthStar Realty Europe” or “NRE”), a prime European office REIT, today announced its results for the second quarter ended June 30, 2016.

Highlights

•	U.S. GAAP net (loss) to common stockholders of $(33.9) million, or $(0.57) per diluted share and cash available for distribution (“CAD”) of $13.4 million, or $0.22 per share

•	Second quarter 2016 cash dividend of $0.15 per share

•
Capital recycling plan underway with 9 primarily non-strategic properties sold in 2016 for a combined sales price in excess of $300 million, reflecting a 4% premium to the year end 2015 valuation by Cushman & Wakefield LLP (“C&W”)

•	$80 million of 4.625% senior stock-settable notes repurchased and canceled in June 2016

•	Reduced leverage to 55% LTV[1] and weighted average debt margin from 2.2% to 2.0%

•
C&W issued an independent third party mid-year valuation[2] of approximately $2.2 billion for NorthStar Realty Europe’s real estate portfolio, excluding $300 million of properties sold in 2016, which implies a proforma NAV of $17 per share

•	$48 million of NorthStar Realty Europe common stock repurchased and canceled since November 2015

Second Quarter 2016 Results
NorthStar Realty Europe reported net income (loss) to common stockholders for the second quarter 2016 of $(33.9) million, or $(0.57) per diluted share. CAD for the second quarter 2016 was $13.4 million, or $0.22 per share.
For more information and a reconciliation of CAD to net income (loss) attributable to common stockholders, please refer to the tables on the following pages.

Mahbod Nia, Chief Executive Officer, commented, “We are pleased to report strong results as we continue to deliver on our stated strategy. Our capital recycling program is progressing well, having sold approximately $300 million of non-strategic properties year to date at a slight premium to their year end valuation. The team has also been very active deploying various asset management initiatives across the portfolio.”

Mr. Nia continued: “The sale of these properties at a slight premium to the Cushman & Wakefield LLP independent valuation provides further validation of the implied NAV per share, which now stands at $17 per share. We remain committed to unlocking this embedded value for our shareholders."

Portfolio Results and Performance Metrics
Below are portfolio results and performance metrics for the second quarter 2016. For more information and a reconciliation of net operating income (“NOI”) to net income (loss) attributable to common stockholders, please refer to the tables on the following pages.

•	As of June 30, 2016, adjusted for sales through August 4, 2016, NorthStar Realty Europe’s portfolio was 85% occupied with a 7 year weighted average remaining lease term through to contractual term.[3]

•
As of June 30, 2016, our core portfolio[4] of predominantly prime office properties represented 84% of the overall portfolio market value based on the C&W independent mid-year valuation and 79% of rental income.[3] Our core portfolio was 93% occupied with a 7 year weighted average remaining lease term through to contract term.[3]

•	For the second quarter 2016, NOI was $33 million.

Assets

•	Total assets as of June 30, 2016 of approximately $2.4 billion comprising of real estate ($1.9 billion), assets held for sale ($0.3 billion), cash ($0.1 billion) and other assets ($0.1 billion).

•	As of August 4, 2016, NorthStar Realty Europe owned 40 properties across 8 countries.

•
C&W issued an estimated real estate portfolio value of approximately $2.2 billion for NorthStar Realty Europe’s real estate portfolio (excluding $0.3 billion of properties sold in 2016), in line with C&W’s year end 2015 valuation. This valuation implies a proforma NAV of approximately $17 per share.

Property Disposals

•
The capital recycling plan announced by NorthStar Realty Europe in the first quarter 2016 is progressing well. Through August 4, 2016, NorthStar Realty Europe sold 9 primarily non-strategic properties during 2016 for a combined sale price of approximately $300 million, with the weighted average sales price 4% above the C&W year end 2015 valuation.

•	One non-strategic property is currently under contract with further properties being in various stages of the marketing process.

Liquidity, Financing and Capital Markets Highlights
Unrestricted Cash

•	Unrestricted cash as of June 30, 2016 was approximately $125 million. Unrestricted cash as of August 3, 2016 was approximately $166 million.

Corporate Debt

•
In June 2016, NorthStar Realty Europe repurchased approximately $80 million of its 4.625% senior stock-settable notes due December 2016 (the “Senior Notes”). Approximately $110 million of the Senior Notes remain outstanding as of August 4, 2016.

•
On May 10, 2016, NorthStar Realty Europe entered into a revolving credit facility with Merrill Lynch, Pierce, Fenner & Smith Incorporated as sole lead arranger and sole bookrunner and Bank of America, N.A. as administrative agent and a lender. The revolving credit facility has a one year term with a one year extension at NRE’s election, so long as NRE remains in compliance with the terms of the revolving credit facility. Amounts drawn under the revolving credit facility accrue interest at a rate per annum equal to LIBOR plus a margin of 2.75%. The proceeds of the revolving credit facility may be used for general corporate and working capital purposes including the repayment of indebtedness. As of August 4, 2016, there were no borrowings under the revolving credit facility.

Stockholders’ Equity

•
On November 23, 2015, the board of directors of NorthStar Realty Europe authorized the repurchase of up to $100 million of the company’s outstanding common stock. The repurchases will occur from time to time in the open market and/or in privately negotiated transactions. The authorization expires in November 2016, unless otherwise extended by NorthStar Realty Europe’s board of directors. Since November 2015, NorthStar Realty Europe repurchased approximately $48 million of its common stock pursuant to this stock repurchase program with $52 million remaining under the plan.

•	As of June 30, 2016, NorthStar Realty Europe had 61.2 million total common shares outstanding, including LTIPs and RSUs not subject to performance hurdles.

Supplemental Disclosure
Please refer to the supplemental presentation that will be posted on NorthStar Realty Europe’s website, www.nrecorp.com, which provides additional details regarding NorthStar Realty Europe’s portfolio.

Earnings Conference Call
NorthStar Realty Europe will host a conference call to discuss second quarter 2016 financial results on Friday, August 5, 2016 at 9:00 a.m. Eastern. Hosting the call will be Mahbod Nia, Chief Executive Officer, Scott Berry, Chief Financial Officer and Trevor Ross, General Counsel.

The call will be webcast live over the Internet from the NorthStar Realty Europe's website at www.nrecorp.com and will be archived on the NorthStar Realty Europe's website. The call can also be accessed live over the phone by dialling 866-290-0883 (U.S. Toll Free), or +1 913-312-0670 (International) or +44 (0) 20-8150-0795 (United Kingdom), and using passcode 8441672.
A replay of the call will be available approximately two hours after the call through August 11, 2016 by dialling 888-203-1112 (U.S. Toll Free), or +1 719-457-0820 (International), or +44 (0) 20-7660-0134 (United Kingdom), and using passcode 8441672.

About NorthStar Realty Europe Corp.
NorthStar Realty Europe Corp. is a European focused commercial real estate company with predominately prime office properties within key cities in Germany, the United Kingdom and France, organized as a REIT and managed by an affiliate of NorthStar Asset Management Group Inc. (NYSE: NSAM), a global asset management firm. For more information about NorthStar Realty Europe Corp., please visit www.nrecorp.com.

NorthStar Realty Europe Corp.
Combined Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,
	2016(1)	2015(1)
Revenues
Rental income	$33,990	$28,344
Escalation income	5,908	3,213
Other revenue	46	67
Total revenues	39,944	31,624
Expenses
Properties - operating expenses	8,540	5,423
Interest expense	11,641	6,072
Transaction costs	1,652	79,120
Impairment losses	27,468	—
Management fee, related party(2)	3,500	—
Other expenses	3,041	2,799
General and administrative expenses	1,502	306
Compensation expense	3,766	—
Depreciation and amortization	18,404	14,694
Total expenses	79,514	108,414
Other income (loss)
Unrealized gain (loss) on investments and other	383	3,629
Realized gain (loss) on investments and other	5,398	41
Income (loss) before income tax benefit (expense)	(33,789)	(73,120)
Income tax benefit (expense)	(520)	11,379
Net income (loss)	(34,309)	(61,741)
Net (income) loss attributable to non-controlling interests	400	30
Net income (loss) attributable to NorthStar Realty Europe Corp. common stockholders	$(33,909)	$(61,711)
Earnings (loss) per share:
Basic	$(0.57)	$(0.98)	(3)
Diluted	$(0.57)	$(0.98)	(3)

____________________

(1)
The combined consolidated financial statements for the three months ended June 30, 2016 represent NRE’s results of operations following its spin-off from NorthStar Realty Finance Corp. on October 31, 2015. The combined consolidated financial statements for the three months ended June 30, 2015 represent: (i) NRE’s results of operations of the European real estate business as if the transferred business was the business for the periods in which common control was present; and (ii) an allocation of costs related to NRE. As a result, results of operations for the three months ended June 30, 2016 may not be comparable to the NRE’s results of operations reported for the prior period presented.

(2)	NRE began paying fees on November 1, 2015, in connection with the management agreement with NSAM.

(3)	Basic and diluted earnings per common share for the three months ended June 30, 2015 was calculated using the common stock distributed on November 1, 2015 in connection with the spin-off.

NorthStar Realty Europe Corp.
Combined Consolidated Balance Sheets
($ in thousands)

	June 30, 2016 (Unaudited)	December 31, 2015
Assets
Operating real estate, gross	$1,765,653	$2,120,460
Less: accumulated depreciation	(48,615)	(35,303)
Operating real estate, net	1,717,038	2,085,157
Cash and cash equivalents	125,102	283,844
Restricted cash	13,913	20,871
Receivables, net of allowance of $399 and $115 as of June 30, 2016 and December 31, 2015, respectively	9,214	9,663
Unbilled rent receivable	8,418	5,869
Assets held for sale	299,953	6,094
Derivative assets, at fair value	11,672	23,792
Intangible assets, net	173,139	241,519
Other assets, net	9,817	6,241
Total assets	$2,368,266	$2,683,050
Liabilities
Mortgage and other notes payable, net	$1,377,584	$1,424,610
Senior notes, net	109,233	333,798
Credit facility	58,642	—
Accounts payable and accrued expenses	27,678	39,964
Derivative liabilities, at fair value	1,221	—
Due to related party	3,606	3,995
Intangible liabilities, net	36,075	40,718
Liabilities held for sale	10,565	—
Other liabilities	33,600	42,654
Total liabilities	1,658,204	1,885,739
Commitments and contingencies
Redeemable non-controlling interest	1,598	1,569
Equity
NorthStar Realty Europe Corp. Stockholders’ Equity
Preferred stock, $0.01 par value, 200,000,000 shares authorized, no shares issued and outstanding as of June 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 60,418,459 and 59,325,730 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	604	593
Additional paid-in capital	968,871	968,662
Retained earnings (accumulated deficit)	(266,915)	(186,246)
Accumulated other comprehensive income (loss)	(2,955)	2,560
Total NorthStar Realty Europe Corp. stockholders’ equity	699,605	785,569
Non-controlling interests	8,859	10,173
Total equity	708,464	795,742
Total liabilities and equity	$2,368,266	$2,683,050

Non-GAAP Financial Measures
Included in this press release is Cash Available for Distribution, or CAD, Net Asset Value, or NAV, and net operating income, or NOI, each a “non-GAAP financial measure,” which measures NorthStar Realty Europe’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules. NorthStar Realty Europe believes these metrics can be a useful measure of its performance which is further defined below.
Cash Available for Distribution
We believe that CAD provides investors and management with a meaningful indicator of operating performance. We also believe that CAD is useful because it adjusts for a variety of items that are consistent with presenting a measure of operating performance (such as transaction costs, depreciation and amortization, equity-based compensation, realized gain (loss) on investments, asset impairment and non-recurring bad debt expense). We adjust for transaction costs because these costs are not a meaningful indicator of our operating performance. For instance, these transaction costs include costs such as professional fees associated with new investments, which are expenses related to specific transactions. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders. The definition of CAD may be adjusted from time to time for our reporting purposes in our discretion, acting through our audit committee or otherwise. CAD may fluctuate from period to period based upon a variety of factors, including, but not limited to, the timing and amount of investments, repayments and asset sales, capital raised, use of leverage, changes in the expected yield of investments and the overall conditions in commercial real estate and the economy generally.
We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interests and the following items: depreciation and amortization items including straight-line rental income or expense (excluding amortization of rent free periods), amortization of above/below market leases, amortization of deferred financing costs, amortization of discount on financings and other and equity-based compensation; unrealized gain (loss) from the change in fair value; realized gain (loss) on investments and other (excluding accelerated amortization related to sales of investments); impairment on depreciable property; non-recurring bad debt expense; acquisition gains or losses; transaction costs; foreign currency gains (losses); impairment on goodwill and other intangible assets; and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items. These items, if applicable, include any adjustments for unconsolidated ventures.
CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three months ended June 30, 2016 (dollars in thousands):

Net income (loss) attributable to common stockholders	$(33,909)
Non-controlling interests	(400)

Adjustments:
Depreciation and amortization items(1)	25,134
Impairment losses	27,468
Unrealized (gain) loss from fair value adjustments(2)	(1,159)
Realized (gain) loss on investments(3)	(5,398)
Transaction costs and other(4)	1,623
CAD	$13,359

CAD per share(5)	$0.22
__________________

(1)
Represents an adjustment to exclude depreciation and amortization of $18.4 million, amortization of above/below market leases of $1.2 million, amortization of deferred financing costs of $2.0 million and amortization of equity-based compensation of $3.8 million.

(2)	Excludes unrealized loss relating to cash payment on derivatives.

(3)
Represents an adjustment to exclude a $7.8 million net gain related to the sale of real estate investment and $2.4 million loss related to the write-off of the deferred financing costs associated with the repurchase of the Senior Notes.

(4)	Represents an adjustment to exclude $1.6 million of transaction costs.

(5)	Based on a weighted average number of shares of 61.4 million (common shares outstanding, including LTIPs and RSUs not subject to performance hurdles) for the three months ending June 30, 2016.

Net Asset Value (NAV)
NAV is a non-GAAP (generally accepted accounting principles) measure calculated as the value of total assets less the value of total liabilities divided by the total number of shares of common stock outstanding (common stock, long term incentive plan (LTIPs) and restricted stock unites (RSUs) not subject to performance hurdles, outstanding) as at a specific date.  The term NAV does not have any standardized meaning according to U.S. GAAP and therefore may not be comparable to similar measures presented by other companies.  There is no comparable U.S. GAAP measure presented in NorthStar Realty Europe's consolidated financial statements and thus no applicable quantitative reconciliation for such non-GAAP financial measure.
Net Operating Income (NOI)
We believe NOI is a useful metric of the operating performance of our real estate portfolio in the aggregate. Portfolio results and performance metrics represent 100% for all consolidated investments and represent our ownership percentage for unconsolidated joint ventures. Net operating income represents total property and related revenues, adjusted for: (i) amortization of above/below market rent; (ii) straight-line rent (except with respect to rent free period); (iii) other items such as adjustments related to joint ventures and non-recurring bad debt expense and (iv) less property operating expenses. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, transaction costs, depreciation and amortization expense, realized gains (losses) from the sale of properties and other items under U.S. GAAP and capital expenditures and leasing costs necessary to maintain the operating performance of properties, all of which may be significant economic costs. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.
NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of NOI to property and other related revenues less property operating expenses for the three months ended June 30, 2016 (dollars in thousands):

Rental income	$33,990
Escalation income	5,908
Other revenue	46
Total property and other revenues	39,944
Properties - operating expenses	8,540
Adjustments:
Amortization and other items(1)	1,220
NOI	$32,624
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(1)	Includes $1.1 million of amortization of above/below market rent.

(2)	The following table presents a reconciliation of NOI of our real estate segment to net income (loss) for the three months ended June 30, 2016 (dollars in thousands):

NOI	$32,624
Adjustments:	—
Interest expense—mortgage and corporate borrowings	(8,691)
Other expenses	(3,007)
Depreciation and amortization	(18,404)
Unrealized gain (loss) on investments and other	(3,400)
Realized gain (loss) on investments and other	7,794
Other items	(27,443)
Net income (loss) - Real estate segment	$(20,527)
Remaining segments(i)	(13,782)
Net income (loss)	$(34,309)
________________________________________________________

(i)	Represents the net income (loss) in our corporate segments to reconcile to total net income (loss).

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, the expected use of proceeds from the sale of any non-strategic or other properties; the ability to execute on NRE’s strategy; whether properties currently being evaluated for sale or under contract will ultimately sell and if any such sales occur whether they will be consummated at prices expected; NRE’s ability to maintain dividend payments, at current levels, or at all; NRE’s expected use of proceeds under its revolving credit facility; NRE’s ability to generate stable and recurring income streams with the potential for capital growth over time; whether NRE will produce higher cash available for distribution (CAD) per share in the coming quarters, or ever; and NRE’s use of leverage, including whether and when NRE may achieve its target leverage whether NRE will continue to make repurchases of its common stock pursuant to the stock repurchase program or the level of any such repurchases. The calculation of implied NAV included in this press release is subject to numerous assumptions and may not be the best metric to use in evaluating the value of NRE and thus investors should not unduly rely on it as an indicator of value or otherwise. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NRE’s expectations include, but are not limited to, NRE’s liquidity and financial flexibility; NRE’s future cash available for distribution; NRE’s use of leverage; and the anticipated strength and growth of NRE’s business. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in NRE’s annual report on Form 10-K for the year ended December 31, 2015 and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty Europe expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Investor Relations:
Joe Calabrese, MWW, (212) 827-3772; Gordon Simpson, Finsbury, +44 (0) 20-7251-3801

Endnotes

1.	Capitalizations includes property level debt, portfolio level preferred equity and common equity (including ccash net of corporate debt).

2.
The external third-party appraisal was prepared by Cushman & Wakefield LLP in accordance with the current U.K. and Global edition of the Royal Institution of Chartered Surveyors' (RICS) Valuation - Professional Standards (the "Red Book") on the basis of "Fair Value," which is widely recognized within Europe as the leading professional standards for independent valuation professionals. Each property is classified as an investment and has been valued on the basis of Fair Value adopted by the International Accounting Standards Board. This is the equivalent to the Red Book definition of Market Value. The Red Book defines Market Value as the estimated amount for which an asset or liability should exchange on the valuation date between a willing buyer and a willing seller in an arm's-length transaction after proper marketing where the parties had each acted knowledgeably, prudently and without compulsion. The Cushman & Wakefield LLP appraisal assumes that certain of the properties would be purchased through market accepted structures resulting in lower purchaser transaction expenses (taxes, duties, and similar costs). This Cushman & Wakefield LLP appraisal is as of June 30, 2016. The results of the Cushman & Wakefield LLP appraisal exclude the value ascribed to assets sold as of June 30, 2016.

3.	Based on rent roll as of June 30, 2016.

4.	Core portfolio comprises primarily office properties in Germany, the U.K. and France.